Schedule I

to the

Custodian Agreement

by and between

FINANCIAL INVESTORS TRUST

and

MUFG Union Bank, N.A.

November 19, 2019

Emerald Banking & Finance Fund

Emerald Growth Fund

Emerald Insights Fund

Emerald Small Cap Value Fund

Emerald Select trueMLP Strategy Fund

Highland Resolute Fund

The Disciplined Growth Investors Fund

FINANCIAL INVESTORS TRUST

DocuSigned by:
Bradley J. Swenson
AD48F54DE0444E6...

Signature

Bradley J. Swenson

Name

President

Title

November 19, 2019

Date

MUFG UNION BANK, N.A.

Brian Swanson

Signature

Brian Swanson

Name

Vice President

Title

November 22, 2019

Date